UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2008

TORREYPINES THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25571	86-0883978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 623-5665

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Our stockholders approved the TorreyPines Therapeutics, Inc. (the “Company”) 2008 Employee Stock Purchase Plan (the “Purchase Plan”) at our annual meeting of stockholders on June 19, 2008.

The essential features of the Purchase Plan are outlined below. The following description of the ESPP is a summary only and is qualified in its entirety by reference to the full text of the ESPP attached an exhibit to this report and incorporated herein by reference.

Purpose

The purpose of the Purchase Plan is to provide a means by which our employees (and the employees of any parent or subsidiary of ours designated by our Board of Directors (the “Board”) to participate in the Purchase Plan) may be given an opportunity to purchase our Common Stock at a discount, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success.

The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration

The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase our Common Stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of ours will be eligible to participate in the Purchase Plan.

The Board has the power to delegate administration of the Purchase Plan to a committee composed of not fewer than one member of the Board. As used herein with respect to the Purchase Plan, the “Board” refers to any committee that the Board appoints and to the Board itself. Whether or not the Board has delegated administration to a committee, the Board shall have the final power to determine all questions of policy and expediency that may arise in administration of the Purchase Plan.

Stock Subject to Purchase Plan

An aggregate of one million (1,000,000) shares of Common Stock is reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan for any reason terminate without being exercised, the shares of Common Stock not purchased under such rights again become available for issuance under the Purchase Plan. Shares issued under the Purchase Plan may be previously unissued shares or reacquired shares bought on the market or otherwise.

Offerings

Shares of stock are offered under the Purchase Plan through a series of offerings of such duration as determined by the Board, provided that in no event may an offering exceed 27 months. Each offering consists of one or more purchase dates as determined by the Board prior to the commencement of that offering. The Board has the authority to alter the duration of subsequent offerings or change the number of purchase dates within each such offering. When an eligible employee elects to join an offering, he or she is granted a purchase right to acquire shares of stock on each purchase date within the offering. On the purchase date, all payroll deductions and cash or check payments collected from the participant are automatically applied to the purchase of stock, subject to certain limitations.

Eligibility

Any person who is customarily employed by us or a parent or subsidiary at ours designated by the Board at least 32 hours per week on the first day of an offering is eligible to participate in that offering under the Purchase Plan, provided such employee has met all employment requirements as specified by the Board, but in no event may the required period of employment be greater than two years. The Board may provide in any offering that certain of our employees who are “highly compensated” as defined in the Code are not eligible to participate in the Purchase Plan.

However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our parent or subsidiary companies (including any stock which such employee may purchase under all outstanding purchase rights and options). In addition, no employee may purchase more than $25,000 worth of our stock (valued at the time each purchase right is granted) for each calendar year during which those purchase rights are outstanding under all of our employee stock purchase plans.

Each person who first becomes eligible to participate in the Purchase Plan during any offering will, on a date or dates specified in the offering which coincides with the day on which such person becomes eligible or which occurs thereafter, receive a right under such offering, which right shall thereafter be deemed to be a part of the offering. Such right shall have the same characteristics as any rights originally granted under the offering. However, the date on which such right is granted shall be the offering date of such right for all purposes, including determination of the exercise price of such right; and the offering for such right shall begin on its offering date and end coincident with the end of the ongoing offering.

Participation in the Plan

Eligible employees enroll in the Purchase Plan by delivering to us, prior to the date selected by the Board as the offering date for the offering, an enrollment form authorizing payroll deductions or specifying the amount of a cash contribution, if permitted in the offering, of up to 15% of such employees’ base compensation during the offering.

Purchase Price

The purchase price per share at which shares of Common Stock are sold in an offering under the Purchase Plan is the lower of (a) 85% of the fair market value per share of stock on the offering date, or (b) 85% of the fair market value per share of stock on the applicable purchase date.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is funded by payroll deductions accumulated over the offering and, to the extent specifically provided in the offering, an employee may make contributions through the payment by cash or check prior to a specified purchase date of the offering. During the offering, a participant may increase, reduce or terminate his or her payroll deductions only as the Board provides in the offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the Company’s general funds.

Purchase of Stock

By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the offering period at the applicable price.

Withdrawal

Participants may withdraw from a given offering by delivering a notice of withdrawal and terminating their payroll deductions. Such withdrawal may occur at any time prior to the end of an offering except as otherwise provided by our Board in the offering. Upon such withdrawal, we will refund accumulated payroll deductions without interest to the employee, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee’s employment for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Adjustment Provisions

In the event that there is any change to our outstanding stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other transaction not involving the receipt of consideration by us), appropriate adjustments will be made to (a) the class and maximum number of shares of stock subject to the Purchase Plan, and (b) the class and number of shares and price per share in effect under each outstanding purchase right.

Effect of Certain Corporate Transactions

In the event of (i) the sale, lease, license or other disposition of all or substantially all of our assets, (ii) the sale or other disposition of at least 90% of our outstanding securities, or (iii) certain specified types of merger, consolidation or similar transactions (collectively, “corporate transaction”), any surviving or acquiring corporation may continue or assume rights outstanding under the Purchase Plan or may substitute similar rights. If any surviving or acquiring corporation does not assume such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be used to purchase shares of Common Stock within 10 business days prior to the corporate transaction under the ongoing offering and the participants’ rights under the ongoing offering will terminate immediately after such purchase.

Duration, Amendment and Termination

The Board may suspend, terminate or amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) materially increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, (iii) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan or materially reduce the price at which shares of common stock may be purchased under the Purchase Plan, (iv) materially extend the term of the Purchase Plan or (v) expand the types of awards available for issuance under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Rights granted before amendment or termination of the Purchase Plan will not be impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

Concurrently with the registration of the shares authorized for issuance under the Purchase Plan, the Company will also register an additional 314,769 shares of Common Stock for issuance under the TorreyPines Therapeutics, Inc. 2006 Equity Incentive Plan (the “2006 Plan”) pursuant to an “evergreen” provision contained in the 2006 Plan. A full description of the 2006 Plan is included in the Form S-4 filed with the Commission on July 25, 2006, as amended on August 25, 2006, and the full text of the 2006 Plan is incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on October 4, 2006.

Item 9.01. Financial Statements and Exhibits

(d) The following exhibit is included with this Report:

10.1	TorreyPines Therapeutics, Inc. 2008 Employee Stock Purchase Plan and Form of Offering Document thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORREYPINES THERAPEUTICS, INC.
Date: June 23, 2008
	By:	/s/ Craig Johnson
	Name:	Craig Johnson
	Title:	Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	TorreyPines Therapeutics, Inc. 2008 Employee Stock Purchase Plan and Form of Offering Document thereunder.